Exhibit 10.21

Technion Research and Development Foundation Ltd.

Technion City, Haifa 32000

Israel

Re: Joint Invention Under License Agreement dated June 20, 2012

We are writing this letter as a follow up to our discussions regarding the invention entitled “Device for Automatically Inserting and Advancing a Medical Tool into a Bodily Lumen” (as disclosed in US Provisional Patent Application no. 62/941,842, the “Invention”) for which Professor Moshe Shoham, in his capacity as a consultant to Microbot Medical Ltd. (“Microbot”), and employees of Microbot, who are not required under law, agreement and/or under TRDF Intellectual Property By-Laws to assign their rights in the Invention to TRDF, are co-inventors. The parties hereby confirm that the Invention is a Joint Invention in accordance with the terms of that certain License Agreement dated June 20, 2012 between Technion Research and Development Foundation Ltd. and Microbot (the “License Agreement”).

Without derogating from the above, the Invention will be deemed part of the License Agreement and is subject to its obligations including but not limited to paragraph 5 (Consideration) and paragraph 11.3 (Effect of Termination) as a Joint Invention.

Please indicate your agreement to the above by signing below.

Sincerely

Microbot Medical Ltd.

By:	/s/ Simon Sharon	/s/ Naama
Name:	Simon Sharon	Naama Moav
Title:	CTO	HR Manager
March 18, 2021

Agreed to and Accepted:

Technion Research and Development Foundation Ltd.

By:	/s/ Jacob (Koby) Rubinstein
Name:	Jacob (Koby) Rubinstein
Title:	CEO
24. 3. 2021

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com

Technion Research and Development Foundation Ltd.

Technion City, Haifa 32000

Israel

Dear Sirs and Madams,

Microbot Medical Ltd. (“Company”) and Technion Research and Development Foundation Ltd. (“TRDF”) are party to that certain License Agreement dated June 20, 2012 (the “License Agreement”).

The License Agreement addresses TRDF’s and Company’s agreements with respect to “Shoham Inventions”, “Shoham Patent Rights”, “Joint Inventions” and “Joint Patent Rights”, as such terms are defined in the License Agreement. The parties acknowledge that Professor Shoham has been providing services and/or has been a member of the Company’s scientific advisory board, and that in such capacity he was a co-inventor of a Joint Invention referred to in the confirmation letter executed by the parties on March 18, 2021.

It is our understanding that as of October, 2020, Professor Shoham has ceased being employed by the Technion — Israel Institute of Technology (“Technion”).

Provided that Professor Shoham has no research activity of any kind at the Technion: (a) inventions and other intellectual property made or generated by Professor Shoham after the cessation of his employment with the Technion in the provision of services to and/or as a member of the Company’s scientific advisory board will not be covered by the License Agreement; and (b) TRDF and the Technion will not claim rights in any such inventions or other intellectual property made or generated by Professor Shoham after the cessation of his employment with the Technion in such capacity by virtue of his continued affiliation with the Technion.

Please indicate your approval of the above by signing below.

Microbot Medical Ltd.

By:	/s/ Simon Sharon	/s/ Naama
Name:	Simon Sharon	Naama Moav
Title:	CTO	HR Manager
March 18, 2021

Agreed to and Accepted:

Technion Research and Development Foundation Ltd.

By:	/s/ Jacob (Koby) Rubinstein
Name:	Jacob (Koby) Rubinstein
Title:	CEO
24. 3. 2021

Microbot Medical LTD. 6 HaYozma St, Yokneam, 2069204. Israel, P.B 242,

Tel: 972-4-8200710, Fax: 972-4-8200712 www.microbotmedical.com